SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 9, 2006

SECURELOGIC CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-28099	86-0866757
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 WALL STREET
58TH FLOOR
NEW YORK, NY 10005
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (866) 838-1102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors

On November 9, 2006, the Board of Directors voted to fill two (2) vacancies on the Board of Directors by electing Michael Klein and Iftach Yeffet to fill the vacancies. Previously, the Board of Directors consisted of only five (5) directors. The Company’s By-Laws provide for a Board of Directors of up to seven (7) directors.

The biographies of the two new Directors are as follows:

Michael Klein, 54. Mr. Klein is the Vice President of Automated Systems, for our SpaceLogic, Ltd. subsidiary. He has an extensive background and experience in sales, marketing and implementation in the area of baggage and cargo handling and has managed the sales and implementation of major automated storage and retrieval systems, involving cooperation with world industry leaders such as FKI Logistex, VanDerLande, White Systems, Kardex, Handler, and Logan. Mr. Klein has a Bachelors Degree in Mechanical Engineering from the Technion, Israel and an MBA degree from INSEAD in Fontainebleau, France.

Iftach Yeffet, 49. Mr. Yeffet is the Chief Operating Officer of our SpaceLogic. Ltd. subsidiary. Mr. Yeffet has over 15 years experience in financial and commercial high-tech management, as well as project management of large baggage handling systems. Mr. Yeffet has a Bachelors Degree in Economics and Accounting from the Hebrew University in Jerusalem, Israel.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SecureLogic Corp. (Registrant)

Date: November 14, 2006	/s/ Gary Koren Gary Koren, Chief Executive Officer